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                                                                   EXHIBIT 4.2


                          AMENDMENT NO. 1 TO INDENTURE

                  THIS AMENDMENT No. 1, dated as of October 1, 2001 (the "Amendment") is made to amend the Indenture, dated as of February 9, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), between BRL Universal Compression Funding I, L.P. (the "Issuer") and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the parties hereto have previously entered into the Indenture which requires the Issuer to enter into and maintain one or more interest rate hedge agreements;

                  WHEREAS, Issuer has prepaid $38,800,000 of its Series 2001-1 Notes;

                  WHEREAS, the parties hereto wish to amend the Indenture to provide that the Issuer will not be required to reduce the notional amount of such interest rate hedge agreements in connection with such prepayment;

                  NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

         Section 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

         Section 2. Amendments to the Indenture. Effective on October 23, 2001, following the execution and delivery of this Amendment, Section 630(a) of the Indenture will be deleted in its entirety and replaced with the following:

" (a) The Issuer will enter into and maintain (or will cause to be entered into and maintained) one or more Interest Rate Swap Agreements with one or more Eligible Interest Rate Swap Counterparties having an aggregate notional balance:
(x) not less than 90% of the sum of the then unpaid principal balance of the Notes of all Series then Outstanding and all outstanding Capital and (y) not more than 100% of the Asset Base. The duration of the Interest Rate Swap Agreements will be consistent with the Termination Dates of the Lease Pools. All of the foregoing requirements shall be collectively referred to as the "Hedging Requirement". "

         Section 3. Representations and Warranties. (a) Each of the parties hereto hereby confirms that each of the representations and warranties set forth in the Indenture made by such party are true and correct as of the date first written above with the same effect as though each had been made by such party as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates.

                  (b) The Issuer hereby confirms that each of the conditions precedent to the amendment to the Indenture have been, or contemporaneously with the execution of this Amendment will be satisfied.


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         Section 4. Effectiveness of Amendment.

                  (a) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  (b) On and after the execution and delivery hereof, (i) this Amendment shall become a part of the Indenture and (ii) each reference in the Indenture to "this Indenture", or "hereof", "hereunder" or words of like import, and each reference in any other document to the Indenture shall mean and be a reference to such Indenture, as amended or modified hereby.

                  (c) Except as expressly amended or modified hereby, the Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

         Section 5. Execution in Counterparts, Effectiveness. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         Section 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO NEW YORK'S CONFLICTS OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.





                            [Signature pages follow.]



                                       2
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective officers as of the day and year first above written.

                                     BRL UNIVERSAL COMPRESSION FUNDING I, L.P.

                                     By: BRL UNIVERSAL COMPRESSION
                                         MANAGEMENT, INC., its general manager

                                     By:/s/ Gregory C. Greene
                                        ----------------------------------------
                                     Name:  Gregory C. Greene
                                     Title: President

                                     WELLS FARGO BANK MINNESOTA,
                                     NATIONAL ASSOCIATION, not in its individual capacity but solely as indenture trustee

                                     By:/s/ Edna Barber
                                        ----------------------------------------
                                     Name: Edna Barber
                                          --------------------------------------
                                     Title: Assistant Vice President
                                           -------------------------------------


                                                    AMENDMENT NO. 1 TO INDENTURE
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The amendment no. 1 to the Indenture is hereby approved.

                                     FIRST UNION NATIONAL BANK


                                     By:/s/ Jane W. Workman
                                        ----------------------------------------
                                     Name: Jane W. Workman
                                          --------------------------------------
                                     Title: Senior Vice President
                                           -------------------------------------

                                     VARIABLE FUNDING CAPITAL CORPORATION

                                     By:   First Union Securities, Inc.,
                                           its attorney-in-fact


                                     By:/s/ Frank E. Weise VP
                                        ----------------------------------------
                                     Name: Frank E. Weiss
                                          --------------------------------------
                                     Title: Vice President
                                           -------------------------------------


                                                    AMENDMENT NO. 1 TO INDENTURE